2019 Annual Shareholders Meeting 1 February 13, 2019

Forward Looking Statements This presentation contains statements about future events that constitute forward - looking statements within the meaning of the Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward - looking statements may be identified by reference to a future period or periods, or by the use of forward - looking terminology, such as “may,” “will,” “believe,” “expect,” or similar terms or variations on those terms, or the negative of those terms. Forward - looking statements are subject to numerous risks and uncertainties, including, but not limited to, those risk - factors previously disclosed in the Company’s filings with the SEC, general economic conditions, changes in interest rates, regulatory considerations, competition, technological developments, retention and recruitment of qualified personnel, and market acceptance of the Company’s pricing, products and services, and with respect to the loans extended by the Bank and real estate owned, the following: risks related to the economic environment in the market areas in which the Bank operates, particularly with respect to the real estate market in New Jersey; the risk that the value of the real estate securing these loans may decline in value; and the risk that significant expense may be incurred by the Company in connection with the resolution of these loans. The Company wishes to caution readers not to place undue reliance on any such forward - looking statements, which speak only as of the date made. The Company does not undertake and specifically declines any obligation to publicly release the result of any revisions that may be made to any forward - looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2

Company Overview

Magyar Bancorp, Inc. Overview ▪ Magyar Bank, a New Jersey chartered savings bank originally founded in 1922, is the wholly owned subsidiary of Magyar Bancorp, Inc. ▪ Magyar Bancorp, Inc., trades on NASDAQ under the symbol MGYR. Currently 45.0% is owned by public shareholders. The balance of the shares outstanding are owned by Magyar Bancorp, MHC. ▪ As of December 31, 2018, we had $644 million in total assets, $514 million in total loans, $550 million in deposits and $52 million in stockholders’ equity. ▪ Magyar Bank conducts its business from its main office in New Brunswick and six additional branch offices located in North Brunswick, South Brunswick, Branchburg, Bridgewater, and two in Edison, New Jersey. 4

5 Magyar Bank Branch Locations

Deposits by Branch $129 $109 $103 $47 $35 $36 $38 $156 $115 $105 $45 $32 $41 $45 0 20 40 60 80 100 120 140 160 180 New Brunswick - HQ South Brunswick North Brunswick Branchburg Bridgewater North Edison Edison - Tano Mall Dollars in Millions Total Deposits - 12/31/17 Total Deposits - 12/31/18 6 Totals exclude brokered deposits .

2018 Review ▪ Net Income for FY18 increased 43% over FY17 ▪ Non - performing assets declined 29% ▪ Loans increased 8% ▪ EPS increased 46% ▪ Non - interest bearing deposits increased 6% ▪ Net Interest Margin increased to 3.49% from 3.36% 7

Financial Highlights 8

Asset Trend $300 $350 $400 $450 $500 $550 $600 $650 $700 Dollars in Millions Loans Investments & Cash Other $530 $ 551 $584 $624 $603 $644 9

Loan Composition $- $100 $200 $300 $400 $500 $600 9/30/14 9/30/15 9/30/16 9/30/17 9/30/18 12/31/18 Dollars in Millions 1-4 Family Residential Commercial Real Estate Construction Commercial/Business HELOC Other 10 $ 407 $ 474 $512 $423 $514 $ 458

2018 Loan Originations Residential Mortgage and Home Equity 19% [CATEGORY NAME] [PERCENTAGE] SBA 8% Commercial Lines of Credit 9% Construction 17% 11 $103 million in loan originations in 2018

Non - Performing Loans - 2,000 4,000 6,000 8,000 10,000 12,000 9/30/14 9/30/15 9/30/16 9/30/17 9/30/18 12/31/18 Dollars in Thousands Other HELOC 1-4 Family Residential Commercial/Business Commercial RE Construction 12 $9,785 $5,897 $4,207 $2,358 $906 $4,061

Other Real Estate Owned $- $2.0 $4.0 $6.0 $8.0 $10.0 $12.0 $14.0 $16.0 $18.0 $20.0 9/30/14 9/30/15 9/30/16 9/30/17 9/30/18 12/31/18 Dollars in Millions 1-4 Family Residential Commercial RE Land $8.1 $17.3 $16.2 $12.1 $11.1 $8.6 13

Sale of Other Real Estate Owned (OREO) ▪ Fiscal Year 2018 - Magyar Bank sold ten OREO properties with an aggregate carrying value of $2.5 million for a net gain of $184,000. ▪ Magyar Bank was able to secure the title for 1 other property totaling $323,000 during Fiscal Year 2018. ▪ Of $8.1 million in currently held as OREO ▪ $4.0 million were leased to offset costs of carrying the properties ▪ 5 properties were under contract totaling $ 3.6 million 14

Non - Performing Assets/Assets 1.84% 1.07% 0.72% 0.39% 0.14% 0.63% 3.27% 2.94% 2.07% 1.83% 1.38% 1.27% 0.00% 1.00% 2.00% 3.00% 4.00% 5.00% 6.00% 9/30/14 9/30/15 9/30/16 9/30/17 9/30/18 12/31/18 Non-Performing Loans OREO 15 5.11% 2.79% 1.52% 2.22% 1.90% 4.01%

Deposit Composition $0 $100 $200 $300 $400 $500 $600 9/30/14 9/30/15 9/30/16 9/30/17 9/30/18 12/31/18 Dollars in Millions CDs (inc. IRA) Savings Accounts Money Market Accounts Checking $466 $493 $515 $531 $549 $448 16

Checking Deposit Composition $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 9/30/14 9/30/15 9/30/16 9/30/17 9/30/18 12/31/18 Dollars in Millions Non-Interest Checking Interest Checking $155 $142 $144 $129 $131 $151 17

Quarterly Net Interest Margin 3.36% 3.44% 3.50% 3.54% 3.49% 3.32% 2.33% 2.40% 2.74% 2.85% 3.05% 2.69% 3.07% 3.03% 3.08% 3.11% 3.13% 3.10% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% 9/30/17 12/31/17 3/31/18 6/30/18 9/30/18 12/31/18 MGYR Net Interest Margin 10-yr. Treasury Yield Average NIM - MHC Peer Group 18 MHC Peer Group – NJ Banks with Assets $400M - $1B Source: SNL Financial

Annual Net Income $574 $897 $1,091 $1,423 $2,030 $0.10 $0.15 $0.19 $0.24 $0.35 $- $0.05 $0.10 $0.15 $0.20 $0.25 $0.30 $0.35 $0.40 $- $500 $1,000 $1,500 $2,000 $2,500 9/30/14 9/30/15 9/30/16 9/30/17 9/30/18 EPS Dollars in Thousands Annual Net Income EPS 19

Quarterly Pre - Tax Income $256 $199 $364 $493 $502 $281 $401 $571 $587 $519 $498 $813 $893 $578 $888 $1,142 $964 $- $100 $200 $300 $400 $500 $600 $700 $800 $900 $1,000 $1,100 $1,200 Q1 Q2 Q3 Q4 Dollars in Thousands FY 2015 FY 2016 FY 2017 FY2018 FY2019 20

Tax Cuts and Jobs Act • Enacted into law December 22, 2017 • Reduced Magyar Bancorp’s federal income tax rate from 34% to 21% effective upon enactment • Resulted in $410,000 charge to income tax expense from revaluation of deferred tax assets • The Company’s blended federal and state rate declined from 39.9% for FY 2017 to 30.8% for FY 2018 and will be 29.2% for FY 2019 and thereafter 21

Stockholders Equity 22 $46.7 $47.7 $49.5 $51.4 $52.3 $43.0 $44.0 $45.0 $46.0 $47.0 $48.0 $49.0 $50.0 $51.0 $52.0 $53.0 9/30/15 9/30/16 9/30/17 9/30/18 12/31/18 (Dollars in Millions) Total Equity $8.02 $8.20 $8.50 $8.82 $8.99 $7.40 $7.60 $7.80 $8.00 $8.20 $8.40 $8.60 $8.80 $9.00 $9.20 9/30/15 9/30/16 9/30/17 9/30/18 12/31/18 Book Value Per Share

Stock Price Performance 23

MGYR Stock Performance – 5 Year (10.00) 0.00 10.00 20.00 30.00 40.00 50.00 60.00 70.00 80.00 90.00 Percentage Change NASDAQ:MGYR: 49.17 % SNL U.S. Thrift: 28.40 % SNL U.S. Thrift MHCs: 40.25 % MGYR Stock Price 2/9/2014 - $7.99 2/8/2019 - $11.65 24 Source: SNL

Fiscal Year 2019 Outlook 25

Fiscal Year 2019 Outlook • Continued improvement in earnings and EPS • Deposit Strategy – emphasize relationship banking and our community banking strategy • Identify quality residential and commercial lending opportunities • Manage interest rate risk in a flat yield curve environment 26

Fiscal Year 2019 Outlook • Continued focus on non - interest expenses • Regulatory impact • Online Deposit Application • Online Loan Application Upgrade • Online Business Banking Upgrade 27

Questions? 28